EXHIBIT 10.1

Dated April 20, 2005

SPHERION TECHNOLOGY (UK) LIMITED (1)

- and -

CTI DATA SOLUTIONS LIMITED (2)

LEASE
relating to

Ground First and Second Floor, Nordic House, 120 High Street, Purley,

Russell-Cooke
2 Putney Hill
Putney
London SW15 6AB
DX 59456 Putney

TELEPHONE: 0208 394 6511
FACSIMILE: 0208 394 6566
Ref: 14/AI/tsm/CTI/110635/2

Engrossment: 02 03.05

This Lease is made the 20th day of April 2005

BETWEEN:-

(1)	SPHERION TECHNOLOGY (UK) LIMITED (Company Registration No: 03129645) whose registered office is situate Bryan Cave, 33 Cannon Street, London, EC4M 5TE (“the Lessor” which expression shall where the context so admits include the reversioner for the time being expectant upon the term hereby created) and

(2)	CTI DATA SOLUTIONS LIMITED (Company Registration No: 02969593) whose registered office is situate at Nordic House, 120 High Street, Purley, Surrey, CR8 ZAD (“the Lessee” which expression shall where the context so admits include the person for the time being entitled to the premises hereby demised for the residue of the term hereby created)

WITNESSETH:-
1. Definitions and Interpretations

For all purposes of this Lease the terms defined in this clause have the meanings specified

1.1 Interpretation of “this Lease”

The expression “this Lease” includes, unless expressly stated to the contrary, any document supplemental to or collateral with this document or entered into in accordance with this document except the Previous Lease

1.2 “The Previous Lease”

“The Previous Lease” means a Lease dated the 10th August 2000 between (1) Interim Technology (UK) Limited (2) CTI Data Solutions Limited by which all that Ground First and Second Floors of Nordic House, 120 High Street, Purley, Surrey (“the Premises”) were demised to the Lessee TOGETHER WITH the rights therein granted excepting and reserving as therein provided or demised for the term of five years from and including the 28 day of January 2000

1.3 “The Rent Deposit Deed”

“The Rent Deposit Deed” means a Rent Deposit Deed dated the 10th August 2000 and made between Interim Technology (UK) Limited (1) and CTI Data Solutions Limited (2)

1.4 “The Superior Lease”

“The Superior Lease” means a lease dated 4 April 1989 and made between Conifer Court Limited (1) GN Elmi Limited (2) and G N Elmi a.s. (3)

1.5 “The Supplemental Deed”

“The Supplemental Deed” means The Supplemental Deed dated the 10th August 2000 and made between Interim Technology (UK) Limited (1) and CTI Data Solutions Limited (2)

2. Recitals

2.1. The Premises are vested in the Lessee and the reversion immediately expectant on the term granted by the Previous Lease is vested in the Lessor

2.2.	The Lessee has requested the Lessor to grant a further lease of the Premises to them on the terms appearing below

3. Demise

The Lessor demises to the Lessee with full title guarantee the Premises together with the rights specified in the Previous Lease but excepting and reserving to the Lessor the rights specified in the Previous Lease TO HOLD the Premises to the Lessee for a term (“The Term”) of years from and including the 27th January 2005 until the 24th December 2013 (subject to earlier termination as provided herein) YIELDING AND PAYING to the Lessor the rent of Forty Five Thousand POUNDS (£45,000.00) per annum (subject to review as hereinafter provided) payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year, the first such payment being a proportionate sum in respect of the period from and including the date hereof to and including the day before the next quarter day after that date, to be paid on the date of this Lease

4. Terms

Except as to the term of years granted this Lease is made upon the same terms and subject to the same covenants provisos and conditions as are contained in the Previous Lease as if they were set out in this Lease in full with such modifications as are set out herein and in Schedule 1

5. Covenants

5.1.	The Lessee covenants with the Lessor to observe and perform all the covenants and conditions on its part contained in the Previous Lease as modified below in the Schedule

5.2	The Lessor covenants with the Lessee to observe and perform all the covenants and conditions on its part contained in the Previous Lease as modified below in the Schedule

5.3	Upon the rent review on 25th December 2008 the Lessee covenants to pay the adjusted rent pursuant to the Fourth Schedule of the Superior Lease (but for the avoidance of doubt the upward only basis is to apply to apply pro-rata as the rent under the Superior Lease)

6. The Contracts (Rights of Third Parties) Act 1999

For the purposes of The Contracts (Rights of Third Parties) Act 1999 it is not intended that any third party shall have the benefit of any term or terms of this Lease

7. Rent Deposit

The terms of the Rent Deposit Deed shall continue to apply to the parties hereto subject to the following: -
7.1. The Deposit Balance shall be held in a separate interest earning back account with the Landlord’s solicitors who for the time being are Ross & Craig of 12A Upper Berkely Street London W1H 7QE designated “Nordic House, 120 High Street, Purley Rent Deposit”.

7.2.	In the event of the Term continuing beyond 26th January 2008 the Landlord will not require any Rent Deposit but will repay the Rent Deposit to the Tenant in accordance with the Terms of the Rent Deposit Deed.

8. Landlord and Tenant Act Exclusion

8.1	The Lessor has served on the Lessee a notice dated February 16, 2005 in the form or substantially in the form set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 in relation to the tenancy created by this Lease

8.2	The Lessee, or a person duly authorised by the Lessee has made a declaration/statutory declaration dated February 18, 2005 in a form complying with the requirements of Schedule 2 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 in relation to the notice described in clause 8.1.

8.3	Where declaration referred to in clause 8.2 was made by a person other than the Lessee the Lessee confirms the declarant was duly authorised by the Lessee to make the declaration on the Lessee’s behalf

8.4	The Lessor and Lessee agree that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 are excluded in relation to the tenancy created by this Lease

9. Supplemental Deed

Clauses 5, 7 and 8.2 8.3 of the Supplemental Deed shall continue to apply to the terms of this Lease.

SCHEDULE 1

Modifications

1. The Lessee shall be liable to redecorate in accordance with the terms clause 3(7) of the Superior Lease

2. In place of clause 6 of the Previous Lease the following wording shall apply: -

“6.1. If the Lessee wishes to terminate the Lease on 26th January 2007 or at anytime thereafter and shall give the Lessor not less than six months notice in writing then upon expiry of such notice The Term shall immediately cease and determine but without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant

6.2.	If the Lessee exercises its break clause on the 26 January 2007 it shall pay to the Lessor the equivalent of three months of the annual rent”.

3.	The Lessor is to contribute to the Lessee on the date hereof the sum of £5,000.00 as a contribution to repairs and renovation to the suspended ceiling tiles on the Ground and First Floors of the Premises

IT IS HEREBY CERTIFIED that the transaction hereby effected does not form part of a larger transaction or series of transactions in respect of which the amount or value or aggregate amount or value of the consideration (other than rent) exceeds the sum of £150,000.00.

IT IS HEREBY CERTIFIED that there is no Agreement for Lease to which this Lease gives effect

IN WITNESS whereof the parties hereto have executed these presents the day and year first before written

EXECUTED as a Deed by the said )
SPHERION TECHNOLOGY (UK) LIMITED) acting by:-)
Director /s/ R. Krause
Director /s/ Lisalglesn
EXECUTED as a Deed by the said )
CTI DATA SOLUTIONS LIMITED )
acting by:-)
Director /s/ A. Burt
Secretary /s/ C. Lewis